                                              Securities Act File No. 333-102707



    As filed with the Securities and Exchange Commission on February 28, 2003


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM N-14

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 [ ]
                          Pre-Effective Amendment No.
                          Post-Effective Amendment No. 1


                      AEGON/TRANSAMERICA SERIES FUND, INC.
               (Exact Name of Registrant as Specified in Charter)

                              570 Carillon Parkway
                         St. Petersburg, Florida 33716
              (Address of Principal Executive Offices) (Zip Code)

                                 (800) 851-9777
                 (Registrant's Area Code and Telephone Number)

                              John K. Carter, Esq.
                              570 Carillon Parkway
                         St. Petersburg, Florida 33716

                    (Name and Address of Agent for Service)

Approximate Date of Proposed Public Offering: As soon as practicable after this Registration Statement becomes effective.


It is proposed that this filing shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), shall determine.


No filing fee is required because an indefinite number of shares has previously been registered pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended.

Pursuant to Rule 429 under the Securities Act of 1933, this registration statement relates to shares of beneficial interest previously registered on Form N-1A (File No. 033-00507).

                      AEGON/TRANSAMERICA SERIES FUND, INC.
                          VALUE LINE AGGRESSIVE GROWTH

                              570 Carillon Parkway
                         St. Petersburg, Florida 33716
                                 (800) 851-9777

                                                            (Date), 2003
Dear Policyowner:

AEGON/Transamerica Series Fund, Inc. ("ATSF") consists of several investment portfolios ("funds"). Shares of the funds are not offered directly to the public but are sold only to insurance companies and their separate accounts as the underlying investment medium for owners (each a "Policyowner," collectively, "Policyowners") of variable annuity contracts and variable life policies (collectively, the "Policies"). As such, Western Reserve Life Assurance Co. of Ohio ("WRL"), AUSA Life Insurance Company ("AUSA"), Transamerica Occidental Life Insurance Company ("TOLIC"), Transamerica Life Insurance Company ("Transamerica"), Peoples Benefit Life Insurance Company ("Peoples") and Transamerica Life Insurance and Annuity Company (Transamerica Life & Annuity) (collectively, the "Insurance Companies") are the only shareholders of the investment funds offered by ATSF. ATSF has agreed to solicit voting instructions from Policyowners invested in Value Line Aggressive Growth (the "Acquired Fund") in conjunction with a reorganization of that fund into Alger Aggressive Growth ("Acquiring Fund").

TOLIC, WRL and AUSA are the only Insurance Companies that offer Acquired Fund in their respective products. You have received this Proxy/Prospectus Statement because you have a variable life insurance policy or a variable annuity contract (either of which is referred to as a "Policy") of one of these Insurance Companies and you are invested in Acquired Fund.

As such owner, you have the right to give voting instructions on certain shares of Acquired Fund that are attributable to your Policy, if your voting instructions are properly submitted and received prior to the special meeting of shareholders of Acquired Fund ("Special Meeting"), to be held at 10:00 a.m., local time, on April 16, 2003, at the offices of ATSF, 570 Carillon Parkway, St. Petersburg, Florida 33716.

Accordingly, you are being asked to provide voting instructions regarding the proposal to shareholders to approve or disapprove the Reorganization. The Prospectus/Proxy Statement should be read carefully and retained for future reference as it sets forth information about Acquiring Fund and Acquired Fund that you should know before providing instructions.

The Board of Directors of ATSF has approved a reorganization of Acquired Fund into Acquiring Fund. AEGON/Transamerica Fund Advisers, Inc. ("ATFA") serves as investment adviser to both funds. Value Line, Inc. ("Value Line") serves as sub-adviser to Acquired Fund and Fred Alger Management, Inc. ("Alger") serves as sub-adviser to Acquiring Fund. Acquired Fund has investment objectives and policies that are similar in many respects to those of Acquiring Fund. As a result of economies of scale, the Reorganization is expected to result in operating expenses that are lower for Policyowners.

The Board of Directors recommends that Acquired Fund's shareholders vote "FOR" the proposal.

We appreciate your participation and prompt response in this matter and thank you for your continued support.


                                      Sincerely,



                                      Brian C. Scott
                                      President and Chief Executive Officer

                 AEGON/Transamerica Series Fund, Inc. ("ATSF")
                          Value Line Aggressive Growth

                              570 Carillon Parkway
                         St. Petersburg, Florida 33716
                                 (800) 851-9777

               NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF ATSF
                          TO BE HELD ON APRIL 16, 2003

A special meeting of shareholders of ATSF Value Line Aggressive Growth will be held on April 16, 2003 at 10:00 a.m., local time, at 570 Carillon Parkway, St. Petersburg, Florida 33716. The purposes of the Special Meeting are as follows:

1. To approve an Agreement and Plan of Reorganization providing for the acquisition of all of the assets and liabilities of Value Line Aggressive Growth (the "Acquired Fund") by Alger Aggressive Growth (the "Acquiring Fund") solely in exchange for shares of Acquiring Fund, following by the complete liquidation of Acquired Fund; and

2. To transact such other business as may properly come before the special meeting of shareholders or any adjournments thereof.

Policyowners of record at the close of business on January 17, 2003 are entitled to notice of, and to provide voting instructions at, the Special Meeting. Please read the accompanying Proxy Statement/Prospectus carefully. Regardless of whether you plan to attend the Special Meeting, PLEASE COMPLETE, SIGN AND PROMPTLY RETURN THE ENCLOSED VOTING INSTRUCTION FORM OR SUBMIT YOUR INSTRUCTIONS BY TELEPHONE, FACSIMILE OR INTERNET so that a quorum will be present. If you are present at the Special Meeting, you may change your instructions, if so desired, at that time.


                            By Order of the Board of Directors



                            John K. Carter
                            Vice President, Secretary and General Counsel

(Date), 2003

                               TABLE OF CONTENTS

Introduction
Information About Acquiring Fund
Performance of Acquiring Fund
Fees and Expenses
Summary
Comparison of Investment Objectives and Strategies
Comparison of Fees and Expenses
     Management Fees
     Administration Fees
     Distribution and Service Fees
     Expense Limitation Arrangements
Purchase and Redemption Information
Federal Income Tax Consequences of the Reorganization
Principal Risks of Investing in Acquiring Fund
Relative Performance
Comparisons of Investment Techniques and Risks of the Funds
The Proposed Reorganization
     Additional Information About the Reorganization
     The Reorganization
     Reasons for the Reorganization
     Board Consideration
     Capitalization
     Tax Considerations
     Expenses or the Reorganization
Additional Information About Acquiring Fund
     Investment Adviser
     Sub-Adviser
     Investment Personnel
Additional Information About the Funds
     Form of Organization
     Distributor
     Dividends and Other Distributions
General Information About the Proxy Statement
     Voting Instructions
     Solicitations of Voting Instructions
Other Matters to Come Before the Meeting
Reports to Policyowners
More Information Regarding the Funds
Appendix A
Appendix B

                           PROXY STATEMENT/PROSPECTUS

                      AEGON/TRANSAMERICA SERIES FUND, INC.
                          VALUE LINE AGGRESSIVE GROWTH

                              570 CARILLON PARKWAY
                         ST. PETERSBURG, FLORIDA 33716
                                 (800) 851-9777

                 SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                 APRIL 16, 2003
        VALUE LINE AGGRESSIVE GROWTH RELATING TO THE REORGANIZATION INTO
              ALGER AGGRESSIVE GROWTH (COLLECTIVELY, THE "FUNDS")

INTRODUCTION

This Proxy Statement/Prospectus provides you with information about the proposed transaction. The transaction involves the transfer of all of the assets and liabilities of Value Line Aggressive Growth (the "Acquired Fund") to Alger Aggressive Growth (the "Acquiring Fund") solely in exchange for shares of Acquiring Fund (the "Reorganization"). Acquired Fund would then distribute to you units of Acquiring Fund equal in cash value to your current holding in Acquired Fund. The result will be a liquidation of Acquired Fund. You will receive units of Acquiring Fund having an aggregate value equal to the aggregate cash value of the units of Acquired Fund held by your as of the close of business on the business day preceding the closing of the reorganization. You are being asked to vote on an Agreement and Plan of Reorganization (the "Reorganization Plan") through which this transaction will be accomplished.

Because you, as a Policyowner of Acquired Fund, are being asked to provide instructions to approve the Reorganization that will result in your holding units of Acquiring Fund, this Proxy Statement also serves as a Prospectus for Acquiring Fund. The Reorganization will allow you to participate in a Fund with similar investment objectives and strategies. Acquiring Fund seeks long-term capital appreciation; Acquired Fund seeks to realize capital growth.

This Proxy Statement/Prospectus, which you should retain for future reference, contains important information about Acquiring Fund that you should know before investing. A Statement of Additional Information ("SAI") dated ______________, containing additional information about the Reorganization, has been filed with the U.S. Securities and Exchange Commission ("SEC") and is incorporated herein by reference. For a more detailed discussion of the investment objectives, policies, restrictions and risks of each of the Funds, see the ATSF Prospectus and SAI dated May 1, 2002, which are incorporated herein by reference and may be obtained, without charge, by calling (800) 851-9777. Each of the Funds also provides periodic reports to its policyowners, which highlight certain important information about the Funds, including investment results and financial information. The Annual Report and Semi-Annual Report for the Funds dated December 31, 2001 and June 30, 2002, respectively, are incorporated herein by reference.

POLICYOWNERS RIGHT TO INSTRUCT SHAREHOLDERS


Shares of Acquired Fund and Acquiring Fund are not offered directly to the public but are sold only to the Insurance Companies and their separate accounts as the underlying investment medium for owners (each a "Policyowner" or collectively "Policyowners") of variable annuity contracts and variable life policies (each a "Policy"; collectively, the "Policies"). The respective Insurance Companies own all the shares of Acquired Fund, with the amount of shares being owned by each entity being 5% or more of total shares. As such, WRL, AUSA and TOLIC will vote shares of Acquired Fund as instructed by Policyowners. ATSF will mail a copy of this Proxy Statement/Prospectus to each Policyowner of record as of January 17, 2003. The number of shares in Acquired Fund for which a Policyowner may give instructions is determined to equal the number of units based on cash value for that Fund in the Policyowner's respective Policy. Fractional shares will be counted.


Based upon the "cash value" attributable to Acquired Fund as of January 17, 2003, Policyowners are entitled to an aggregate of votes with respect to Acquired Fund as follows:


                UNITS ELIGIBLE TO PROVIDE INSTRUCTION: 65,201.30



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED THAT THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

____________, 2003

As of January 17, 2003, the Officers and Directors of ATSF, as a group, beneficially owned less than 1% of the outstanding shares of Acquired Fund.


Proxy materials will be mailed to Policyowners on or about March 3, 2003.


You may also obtain proxy materials, reports and other information filed by either Fund from the SEC's Public Reference Section (1-202-942-8090) or from the SEC's internet web site at www.sec.gov. Copies of materials may also be obtained, after paying a duplicating fee, by electronic request, at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

INFORMATION ABOUT ACQUIRING FUND

PERFORMANCE OF ACQUIRING FUND -- The bar chart and table below provide an indication of the risks of investing in Acquiring Fund. The chart shows changes in performance from year to year. The performance calculations do not reflect charges or deductions under the Policies. Those fees and expenses would lower investment performance. The table shows how Acquiring Fund's average annual returns for the periods indicated compare to those of a broad-based measure of market performance. Past performance is not an indication of how Acquiring Fund will perform in the future.

Total Return - One year total return as of 12/31/02(%)(1)


[INSERT BAR GRAPH - PERFORMANCE - 38.02% for 1995; 10.45% for 1996; 24.25% for 1997; 48.69% for 1998; 69.02% for 1999; (31.33)% for 2000; (16.45)% for 2001]
(34.39)% for 2002





During the period shown in the chart, Acquiring Fund's best quarterly performance was 44.67% for the quarter ended December 31, 1999, and the worst quarterly performance was (22.51)% for the quarter ended December 31, 2000.


The table below shows the average annual total returns of Acquiring Fund if you average actual performance over various lengths of time, compared to the Standard & Poor's 500 Composite Stock Index ("S&P 500"). An index has an inherent performance advantage over Acquiring Fund since it has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Additional information about Acquiring Fund is included in the section "More Information Regarding the Funds."


----------------------------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2002)
----------------------------------------------------------------------------------------------------
                                                  1 YEAR          5 YEARS        SINCE INCEPTION
                                                                                     (3/1/94)
----------------------------------------------------------------------------------------------------
Acquiring Fund                                    (34.39%)        (1.11%)              6.67%
----------------------------------------------------------------------------------------------------
Standard & Poor's 500 Composite Index             (22.09%)        (0.58%)              9.36%
----------------------------------------------------------------------------------------------------



INFORMATION ABOUT ACQUIRED FUND

PERFORMANCE OF ACQUIRED FUND -- The bar chart and table below provide an indication of the risks of investing in Acquired Fund. The chart shows changes in performance from year to year. The performance calculations do not reflect charges or deductions under the Policies. Those fees and expenses would lower investment performance. The table shows how Acquired Fund's average annual returns for the periods indicated compare to those of a broad based measure of market performance. Past performance is not an indication of how Acquired Fund will perform in the future.

         Total Return - One year total return as of 12/31/02(%)

[Add bar chart to include: (22.99)% for 2002 and (10.41)% for 2001

During the period shown in the chart, Acquiring Fund's best quarterly performance was 12.83% for the quarter ended 12/31/2001, and the worst quarterly performance was (16.34)% for the quarter ended 9/30/2001.

The table below shows the average annual total returns of Acquiring Fund if you average actual performance over various lengths of time, compared to the Standard & Poor's 500 Composite Stock Index ("S&P 500"). An index has an inherent performance advantage over Acquiring Fund since it has no cash in its portfolio, imposes no sales charges and incurs no operating expenses. An investor cannot invest directly in an index. Additional information about Acquiring Fund is included in the section "More Information Regarding the Funds."

AVERAGE ANNUAL TOTAL RETURNS (for the periods ended December 31, 2002)

                                                   1 Year           5 Years           10 Years

Acquired Fund                                    (22.99)%              N/A               N/A
Standard & Poor's 500 Composite Index            (22.09)%              N/A               N/A


FEES AND EXPENSES

Fees and Expenses are assessed at the product level.

ANNUAL FUND OPERATING EXPENSES
(EXPENSES PAID FROM FUND ASSETS)
(PERCENTAGE OF AVERAGE DAILY NET ASSETS):


The expenses of each Fund and estimated pro forma expenses giving effect to the proposed Reorganization are shown in the table below. Expenses for the Funds are based on the operating expenses incurred for the 12- month period ended December 31, 2002. Pro forma fees and expenses show estimated fees and expenses and Acquiring Fund after giving effect to the proposed Reorganization. Pro forma numbers are estimated in good faith and are hypothetical. The current and pro forma expenses do not reflect the fees that are assessed under the Policy you have purchased or 12b-1 fees should the 12b-1 Plan be implemented. Please refer to your respective Policy for those charges.


----------------------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (as a percentage of each Fund's average daily net assets)
----------------------------------------------------------------------------------------------------------------------------------
                                                                   TOTAL ANNUAL
                               MANAGEMENT           OTHER         FUND OPERATING       EXPENSE         NET OPERATING
                                  FEES             EXPENSES          EXPENSES        REDUCTION(1)        EXPENSES
----------------------------------------------------------------------------------------------------------------------------------
Acquiring Fund                    0.80%              0.10              0.90%                0              0.90%
----------------------------------------------------------------------------------------------------------------------------------
Acquired Fund                     0.80%              0.79              1.79%            (0.79)%            1.00%
----------------------------------------------------------------------------------------------------------------------------------
Pro Forma - Acquiring             0.80%              0.10              0.90%                0              0.90%
Fund including Acquired
Fund
----------------------------------------------------------------------------------------------------------------------------------

(1) (1) Contractual arrangement with ATFA through 4/30/03 for expenses (other than distribution/service (12b-1) fees) that exceed 1.00% for Acquired Fund and 1.00% for Acquiring Fund. If 12b-1 fees were included, the total operating expenses would be greater.



EXAMPLE. This example is intended to help you compare the cost of investing in each Fund and in the combined Funds on a pro forma basis. It shows the cumulative expenses you would pay if you invested $10,000 and held your shares for various time periods, with a 5% annual return and Fund operating expenses remaining the same. This return is for illustration purposes and is not guaranteed. Actual costs may be higher or lower. This example does not include fees that are assessed at the product level.



-------------------------------------------------------------------------------------------------------
                                           1 YEAR          3 YEARS         5 YEARS         10 YEARS
-------------------------------------------------------------------------------------------------------
Acquiring Fund                               $92             $287            $498           $1,108
-------------------------------------------------------------------------------------------------------
Acquired Fund                               $102             $483            $888           $2,021
-------------------------------------------------------------------------------------------------------
Pro Forma - Acquiring Fund                   $92             $287            $498           $1,108
including Acquired Fund
-------------------------------------------------------------------------------------------------------

For more information about Acquiring Fund's performance, including a discussion of factors that materially impact its performance, please see Appendix B.

SUMMARY

You should read this entire Proxy Statement/Prospectus carefully. For additional information, you should consult the ATSF Prospectus, which is incorporated by reference, and the Agreement and Reorganization Plan, which is attached hereto as Appendix A.

COMPARISON OF INVESTMENT OBJECTIVES AND STRATEGIES

  ----------------------------------------------------------------------------------------------------------------------
                                                ACQUIRED FUND                              ACQUIRING FUND
  ----------------------------------------------------------------------------------------------------------------------
  INVESTMENT OBJECTIVE            Seeks to realize capital growth.            Seeks long-term capital appreciation.
  ----------------------------------------------------------------------------------------------------------------------
  INVESTMENT STRATEGIES           -    Value Line Aggressive Growth           -    Alger Aggressive Growth pursues its
                                       pursues its objective by investing          objectives by investing, under
                                       principally in common stocks and            normal circumstances, at least 85%
                                       securities convertible into common          of its assets in common stocks.
                                       stock.
                                                                              -    Fred Alger Management, Inc.
                                  -    Value Line, Inc. ("Value Line"),            ("Alger"), Acquiring Fund's
                                       Acquired Fund's sub-adviser, seeks          sub-adviser, seeks to achieve the
                                       to invest substantially all of the          portfolio's objective by investing
                                       Fund's net assets in common stock or        principally in equity securities
                                       securities convertible into common          such as common or preferred stock
                                       stock.                                      and convertible securities
                                                                                   (securities which can be exchanged
                                                                                   or converted into common stock of
                                                                                   such companies).

                                                                              -    Alger invests in companies of
                                  -    Although the Fund may invest in             any size that the portfolio
                                       companies of any size, it generally         managers consider to be growing
                                       invests in U.S. securities issued by        rapidly.  A research- oriented
                                       larger, more established companies.         "bottom-up" approach to security
                                                                                   selection is emphasized, looking
                                                                                   primarily at individual companies
                                  -    As a fundamental policy in                  against the context of broader
                                       selecting securities for purchase or        market factors.
                                       sale, Value Line relies on the
                                       "Value Line Timeliness Ranking         -    To a lesser extent, Alger may
                                       System" and the "Value Line                 invest portfolio assets in U.S.
                                       Performance Ranking System."  These         dollar- denominated securities of
                                       Ranking Systems compare Value Line's        foreign issuers (American
                                       estimate of the probable market             Depositary Receipts), money market
                                       performance of each stock during the        instruments, and repurchase
                                       next six to twelve months relative          agreements.
                                       to all of the stocks under review.
                                       The Fund will usually invest in
                                       common stocks ranked 1 or 2 by
                                       either Ranking System, but it may
                                       also invest in common stocks ranked
                                       as low as 3.  Each Ranking System
                                       ranks stocks on a scale of 1
                                       (highest) to 5 (lowest).
                                                                              -    Acquiring Fund may also use
                                  -    Acquired Fund may also use                  leveraging a technique that
                                       leveraging, a technique that                involves borrowing money to invest
                                       involves borrowing money to invest          in an effort to enhance shareholder
                                       in an effort to enhance shareholder         or policyholder returns.
                                       or policyholder returns.
  ----------------------------------------------------------------------------------------------------------------------
  INVESTMENT ADVISER              ATFA                                        ATFA
  ----------------------------------------------------------------------------------------------------------------------
  SUB-ADVISER                     Value Line, Inc.                            Fred Alger Management, Inc.
  ----------------------------------------------------------------------------------------------------------------------
  PORTFOLIO MANAGERS              A committee of Value Line employees is      Fred Alger and David Hyun
                                  jointly and primarily responsible for
                                  day-to-day management.
  ----------------------------------------------------------------------------------------------------------------------

As you can see from the chart above, the investment objectives and strategies of the Funds are similar. Both Acquired Fund and Acquiring Fund invest primarily in aggressive growth securities, but Acquired Fund relies on an internal ranking system for selecting securities. Both Funds invest primarily in equity securities such as common stocks or securities convertible into common stocks.

Following the Reorganization, and in the ordinary course of business as a mutual fund, certain holdings of Acquired Fund that were transferred to Acquiring Fund in connection with the Reorganization may be sold. Such sales may result in increased transactional costs for Acquiring Fund.

COMPARISON OF FEES AND EXPENSES

The following describes and compares the fees and expenses that are assessed to the Funds. While the Reorganization is anticipated to reduce the total operating expenses for Policyowners of Acquired Fund and will not affect Acquiring Fund's management fees (as a percentage of the Fund's average daily net assets), ATFA may be deemed to have a material interest in the proposed Reorganization because combination of the Funds will relieve ATFA of its obligation to pay sub-advisory fees to Value Line under the sub-advisory agreement applicable to Acquired Fund (although ATFA will continue to pay sub-advisory fees to Alger with respect to Acquiring Fund), and because the proposed Reorganization is anticipated to reduce ATFA's obligations under the expense limitation arrangements discussed below.

For further information on the fees and expenses of Acquiring Fund, see "More Information Regarding the Funds."

MANAGEMENT FEES - Each Fund pays a management fee:

           -------------------------------------------------------------------------------------------
                       FUND                                           FEE
           -------------------------------------------------------------------------------------------
                                          0.80% of the Fund's average daily net assets. Expense Cap
           Acquired Fund                  of 1.00%.
           -------------------------------------------------------------------------------------------
                                          0.80% of the Fund's average daily net assets. Expense Cap
           Acquiring Fund                 of 1.00%.
           -------------------------------------------------------------------------------------------

ADMINISTRATION FEES - The Funds pay an administrative services fee to AEGON/Transamerica Fund Services, Inc. on a cost incurred basis.

DISTRIBUTION AND SERVICES FEES - Although ATSF has adopted a plan pursuant to Rule 12b-1 under the 1940 Act, ATSF has not paid any distribution fees on behalf of its series under the Plan and does not intend to do so before April 30, 2003.

EXPENSE LIMITATION ARRANGEMENTS - Expense limitation arrangements are in place for both of the Funds. Under the terms of the expense limitation arrangements, ATFA has agreed to limit the expenses of the Funds, excluding distribution fees, interest, taxes, brokerage and extraordinary expenses. The current expense limitation arrangement for each Fund will remain in effect through at least April 30, 2003. There can be no assurance that the expense limitation arrangements will continue or remain at the same level after that date. This information and similar information is shown above in the table entitled "Annual Fund Operating Expenses."

The Funds have entered into an Expense Limitation Agreement with ATSF wherein ATSF, on behalf of the applicable Fund, will at a later date, reimburse ATFA for operation expenses previously paid on behalf of such Fund during the previous 36 months, but only if, after such reimbursement, the Fund's expense ratio does not exceed the expense cap.

It is expected that combining the Funds will lower expenses currently borne by Policyowners in Acquired Fund.

PURCHASE AND REDEMPTION INFORMATION -- The purchase and redemption provisions for the Funds are the same. For additional information on purchase and redemption provisions see "Comparison of Fees and Expenses" and "More Information Regarding the Funds."

FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION -- The Funds expect that the Reorganization will be considered a tax-free reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"). As such you will not recognize gain or loss as a result of the Reorganization. See "Information about The Reorganization - Tax Considerations."

PRINCIPAL RISKS OF INVESTING IN ACQUIRING FUND - The Funds share similar investment risks. Each Fund is subject to the risks of investing in stocks and convertible securities, investing aggressively and leveraging. For more information regarding the risks of the Funds, see "Comparison of Investment Techniques and Risks of the Funds."

RELATIVE PERFORMANCE -- The following table shows the average annual total return for each Fund and the listed index. Average annual total return is shown for each calendar year since 2001 in the case of Acquired Fund and since 1995 in the case of Acquiring Fund. The indexes have an inherent performance advantage over the Funds, since an index has no cash in its portfolio and incurs no operating expenses. An investor cannot invest in an index. Total return is calculated assuming reinvestment of all dividends and capital gain distributions at net asset value and excluding the deduction of any sales charges. The information below does not reflect fees and expenses associated with an investment in variable products offered by the Insurance Companies. Units of the Funds are available only through the purchase of such products.

-------------------------------------------------------------------------------------------
     CALENDAR YEAR/                                S&P 500
      PERIOD ENDED           ACQUIRED FUND     COMPOSITE INDEX         ACQUIRING FUND
-------------------------------------------------------------------------------------------
        12/31/95                  N/A               37.58%                 38.02%
-------------------------------------------------------------------------------------------
        12/31/96                  N/A               22.96%                 10.45%
-------------------------------------------------------------------------------------------
        12/31/97                  N/A               33.36%                 24.25%
-------------------------------------------------------------------------------------------
        12/31/98                  N/A               28.58%                 48.69%
-------------------------------------------------------------------------------------------
        12/31/99                  N/A               21.04%                 69.02%
-------------------------------------------------------------------------------------------
        12/31/00                  N/A               (9.10)%               (31.33)%
-------------------------------------------------------------------------------------------
        12/31/01               (10.41)%            (11.89)%               (16.45)%
-------------------------------------------------------------------------------------------
        12/31/02               (22.99)%            (22.09)%               (34.39)%
-------------------------------------------------------------------------------------------


COMPARISON OF INVESTMENT TECHNIQUES AND RISKS OF THE FUNDS -- The following is a summary of the principal types of securities in which the Funds may invest and strategies the Funds may employ in pursuit of their investment objectives. As with any security, an investment in a Fund involves certain risks, including loss of principal. The Funds are subject to varying degrees of financial, market and credit risk. An investment in the Funds is not a deposit of a bank and is not insured by the Federal Deposit Insurance Corporation or any other government agency. The following discussion addresses the primary risks of investing in the Funds. However, the fact that a particular risk is not identified as a main risk for the Fund does not mean that the Fund is prohibited from investing its assets in securities that give rise to that risk. It simply means that the risk is not a main risk of the Funds. For further information regarding risks of investing in the Funds, see the SAI.

STOCKS. While stocks have historically outperformed other investments over the long term, they tend to go up and down more dramatically over the short term. These price movements may result from factors affecting individual companies, certain industries or the security market as a whole. Because the stocks a portfolio holds fluctuate in price, the value of your investment will go up and down.

INVESTING AGGRESSIVELY. The value of developing company stocks may be very volatile and can drop significantly in a short period of time. Rights, options and futures contracts may not be exercised and may expire worthless. Warrants and rights may be less liquid than stocks. Futures and other derivatives may make the portfolio more volatile.

CONVERTIBLE SECURITIES. The Funds may invest in debt or preferred equity securities convertible into, or exchangeable for, equity securities. Traditionally, convertible securities have paid dividends or interest at rates higher than common stocks but lower than nonconvertible securities. They generally participate in the appreciation or depreciation of the underlying stock into which they are convertible, but to a lesser degree. In recent years, convertible securities have been developed which combine higher or lower current income with options and other features.

LEVERAGING. Leveraging involves special risks:

-        Leveraging practices may make a portfolio more volatile.

- Leveraging may exaggerate the effect on net asset value of any increase or decrease in the market value of the portfolio's securities.
-        Money borrowed for leveraging is subject to interest costs.
- Minimum average balances may need to be maintained or a line of credit in connection with borrowing may be necessary resulting in an increase in the cost of borrowing over the stated interest rate.

THE PROPOSED REORGANIZATION -- On September 9, 2002, the Board of Directors of ATSF approved the Reorganization with respect to each of the Funds. Subject to approval of Acquired Fund shareholders, the Reorganization provides for:

- the transfer of all of the assets of Acquired Fund to Acquiring Fund, in exchange for shares of Acquiring Fund;

-        the assumption by Acquiring Fund of all the liabilities of Acquired
         Fund;

- the distribution of shares of Acquiring Fund to the shareholders of Acquired Fund; and

-        the complete liquidation of Acquired Fund.

The Reorganization is expected to be effective upon the close of business on April 30, 2003, or on a later date as the parties may agree (the "Closing"). As a result of the Reorganization, each Policyowner invested in Acquired Fund would receive units of Acquiring Fund equal in value to his or her holding in Acquired Fund. Each shareholder would hold, immediately after the Closing, shares of Acquiring Fund having an aggregate value equal to the aggregate value of the shares of Acquired Fund held by that shareholder as of the close of business on the business day preceding the Closing.

The Reorganization is intended to eliminate duplication of costs and other inefficiencies arising from having two substantially similar mutual funds within the same group of Funds, as well as to assist in achieving economies of scale. Policyowners with units in Acquired Fund are expected to benefit from the elimination of this duplication and from the larger asset base that will result from the Reorganization.

Approval of the Reorganization with respect to Acquired Fund requires the affirmative vote of a majority of the outstanding shares of the Fund. In the event that the shareholders of Acquired Fund do not approve the Reorganization, the Fund would continue to operate as a separate entity and the Fund's Board of Directors would determine what further action, if any, to take.

AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS OF ATSF UNANIMOUSLY APPROVED THE PROPOSED REORGANIZATION. THE BOARD RECOMMENDS THAT YOU PROVIDE INSTRUCTIONS TO VOTE "FOR" THE PROPOSED REORGANIZATION.

In considering whether to approve the Reorganization, you should note that:

- Acquired Fund has investment objectives and policies that are similar in many respects to the investment objectives and policies of Acquiring Fund. Both Acquired Fund and Acquiring Fund seek capital appreciation. Each Fund invests primarily in equity securities and securities convertible into common stock.


- The Funds have the same investment adviser, ATFA, is located at 570 Carillon Parkway, St. Petersburg, Florida 33716-1202.


ADDITIONAL INFORMATION ABOUT THE REORGANIZATION

THE REORGANIZATION -- The Reorganization provides for the transfer of all of the assets and liabilities of Acquired Fund to Acquiring Fund solely in exchange for shares of Acquiring Fund. Acquired Fund will distribute the shares of Acquiring Fund received in the exchange to its shareholders, and then Acquired Fund will be liquidated.

After the Reorganization, each shareholder of Acquired Fund will own shares in Acquiring Fund having an aggregate value equal to the aggregate value of shares of Acquired Fund held by that shareholder as of the close of business on the business day preceding the Closing.

The obligations of the Funds under the Reorganization are subject to various conditions, including approval of the shareholders of Acquired Fund. The Reorganization also requires that the Funds take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by the Reorganization. The Reorganization may be terminated by mutual agreement of the parties or on certain other grounds. For a complete description of the terms and conditions of the Reorganization, see the Reorganization Plan at Appendix A, which modifies the foregoing summary of the Reorganization in its entirety.

REASONS FOR THE REORGANIZATION -- The Funds have similar investment objectives, strategies and risks and are relatively small in asset size. Because Acquired Fund may invest in similar types of securities as Acquiring Fund, the Funds are largely duplicative. In addition, the Reorganization will create a larger Acquiring Fund, which should benefit Policyowners of the Funds by spreading costs across a larger, combined asset base, and which would allow Policyowners in Acquired Fund to continue to participate in a professionally managed portfolio. Also, a larger Acquiring Fund offers the potential benefit of a more diversified portfolio of securities and may improve trading efficiency. Based upon these considerations, the Board of Directors of ATSF determined that the Funds should be reorganized.

The proposed Reorganization was presented to the Board of Directors of ATSF for consideration and approval at a meeting held September 9, 2002. For the reasons discussed below, the Directors, including all of the Directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of ATSF, determined that the interests of the Policyowners of the respective Funds would not be diluted as a result of the proposed Reorganization, and that the proposed Reorganization was in the best interests of each of the Funds and its Policyowners.

BOARD CONSIDERATION - The Board of Directors of ATSF, in recommending the proposed transaction, considered a number of factors, including the following:

1. expense ratios and information regarding fees and expenses of Acquired Fund and Acquiring Fund;

2. estimates that show that combining the Funds should result in lower expense ratios because of economies of scale;

3. elimination of duplication of costs and inefficiencies of having two similar funds;

4. the Reorganization would not dilute the interests of the Funds' current Policyowners;

5. the relative investment performance and risks of Acquiring Fund as compared to Acquired Fund;

6. the similarity of Acquiring Fund`s investment objectives, policies and restrictions to those of Acquired Fund and the fact that the Funds are duplicative within the overall group of funds; and

THE BOARD OF DIRECTORS OF ATSF RECOMMENDS THAT POLICYOWNERS OF ACQUIRED FUND PROVIDE INSTRUCTIONS TO APPROVE THE REORGANIZATION.

CAPITALIZATION-- The following table shows on an unaudited basis the capitalization of each Fund and on a pro forma basis as of December 31, 2002, giving effect to the Reorganization:

----------------------------------------------------------------------------------------------------------------
                                                                                                  SHARES
                                                     NET ASSETS            NET ASSET            OUTSTANDING
                                                   (IN THOUSANDS)       VALUE PER SHARE       (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------
Acquiring Fund                                        $403,301               $10.72               37,636
----------------------------------------------------------------------------------------------------------------
Acquired Fund                                         $  6,686               $ 6.23                1,074
----------------------------------------------------------------------------------------------------------------
Pro Forma - Acquiring Fund including                  $409,987               $10.72               38,260
Acquired Fund
----------------------------------------------------------------------------------------------------------------

TAX CONSIDERATIONS -- The Reorganization is intended to qualify for Federal income tax purposes as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, pursuant to this treatment, neither Acquired Fund nor Acquiring Fund is expected to recognize any gain or loss for federal income tax purposes from the transactions contemplated by the Reorganization. As a condition to the closing of the

Reorganization, the Funds will receive an opinion from the law firm of Dechert to the effect that the Reorganization will qualify as a tax-free reorganization for federal income tax purposes. That opinion will be based in part upon certain assumptions and upon certain representations made by the Funds.

Immediately prior to the Reorganization, Acquired Fund will pay a dividend or dividends which, together with all previous dividends, will have the effect of distributing to the shareholders all of Acquired Fund's investment company taxable income for taxable years ending on or prior to the Reorganization (computed without regard to any deduction for dividends paid) and all of its net capital gains, if any, realized in taxable years ending on or prior to the Reorganization (after reduction for any available capital loss carryforward). Such dividends will be included in the taxable income of Acquired Fund's shareholders.

As of December 31, 2001, Acquired Fund had not accumulated capital loss carry-forwards in the amount of approximately $1,764 (in thousands). After the Reorganization, these losses will be available to Acquiring Fund to offset its capital gains, although the amount of these losses which may offset Acquiring Fund's capital gains in any given year may be limited. As a result of this limitation, it is possible that Acquiring Fund may not be able to use these losses as rapidly as Acquired Fund might have; and part of these losses may not be useable at all. The ability of Acquiring Fund to absorb losses in the future depends upon a variety of factors that cannot be known in advance, including the existence of capital gains against which these losses may be offset. In addition, the benefits of any capital loss carryforwards currently are available only to shareholders of Acquired Fund. After the Reorganization, however, these benefits will inure to the benefit of all shareholders of Acquiring Fund.

EXPENSES OF THE REORGANIZATION - ATFA will pay all of the expenses relating to the Reorganization, including, but not limited to, the solicitation of voting instructions and necessary filing with the SEC.

ADDITIONAL INFORMATION ABOUT ACQUIRING FUND

INVESTMENT ADVISER - ATFA, each Fund's Investment adviser, is a Florida corporation. On December 31, 2001, the aggregate assets of all of the mutual funds under the investment management of ATFA were approximately $13 billion. ATFA has overall responsibility for the management of the Funds. ATSF has entered into an Investment Advisory Agreement ("Advisory Agreement") on behalf of Acquiring Fund with ATFA wherein ATFA supervises Acquiring Fund's services or cause them to be performed by others to (i) furnish investment advice and recommendations; (ii) supervise the purchase and sale of securities as directed by appropriate Fund officers; and (iii) be responsible for the administration of the Fund. The Advisory Agreement is not assignable and may be terminated without penalty upon 60 days' written notice at the option of either ATSF or ATFA, or a vote of shareholders of Acquiring Fund. Advisory fees are computed and accrued daily and paid monthly.

SUB-ADVISER - Fred Alger Management, Inc. ("Alger") is Acquiring Fund's sub-adviser. On September 30, 2002, the aggregate assets of all of the mutual funds under the investment management of Alger were approximately $7.6 billion. Alger has overall responsibility for the management of the Fund. ATFA and Alger have entered into an agreement that requires Alger to provide investment sub-advisory, statistical and research services to Acquiring Fund; supervise and arrange for the purchase and sale of securities on behalf of the Fund; and provide for the maintenance and compilation of records pertaining to the investment sub-advisory function. The agreement with Alger can be terminated by the Board of Directors of ATSF upon 60 days' written notice of either party. Sub-advisory fees are computed and accrued daily and paid monthly.

INVESTMENT PERSONNEL - The following individuals have responsibility for the day-to-day management of Acquiring Fund:

FRED ALGER and DAVID HYUN serve as co-portfolio managers. Mr. Alger is key strategist for all portfolios, and Mr. Hyun is responsible for day-to-day operations. They have served as co-managers since September 2001. Mr. Alger is the founder of Alger. Mr. Hyun joined Alger in 1991 and served as portfolio manager and senior vice president until June 2000. Mr. Hyun previously served as co-manager of Acquiring Fund from 1998 - June 2000. Mr. Hyun joined Oppenheimer Fund from June 2000 until September 2001 where he was a portfolio manager.

ADDITIONAL INFORMATION ABOUT THE FUNDS

FORM OF ORGANIZATION - Each of the Funds is a series of ATSF, an open-end management company organized as a Maryland Corporation. ATSF is governed by a Board of Directors, which consists of nine members. For more information on the history of ATSF, please see the SAI.

DISTRIBUTOR - AFSG Securities Corporation ("AFSG"), located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499, is principal distributor for both Funds. AFSG is an affiliate of ATSF and ATFA. AFSG underwrites and distributes the Fund shares.

DIVIDENDS AND OTHER DISTRIBUTIONS - Each Fund pays dividends from net investment income and distributes net capital gains, if any, at least annually. Dividends and distributions of each Fund are automatically reinvested in additional units of the respective Fund.

GENERAL INFORMATION ABOUT THE PROXY STATEMENT


VOTING INSTRUCTIONS - Interest in the Policies for which no timely instructions are received will be voted in proportion to the instructions that are received from other Policyowners. AUSA and Transamerica will also vote any shares in separate accounts that they own and that are not attributable to Policies in the same proportion as determined by Policyowners. Abstentions will be applied on a pro rata basis to reduce the votes eligible to be cast.


If your voting instructions are properly submitted and returned in time to be voted at the Special Meeting, the units represented by the voting instruction form will be voted in accordance with the instructions provided. Unless instructions to the contrary are provided, your voting instruction form will be voted FOR the matters listed in the accompanying Notice of Special Meeting of Shareholders. Any Policyowner that has submitted his or her voting instructions has the right to revoke it at any time prior to its exercise, either by attending the Special Meeting and submitting a new voting instruction form, or by submitting a letter of revocation or a later-dated voting instruction form to ATSF at the above address prior to the date of the Special Meeting.

For your convenience, you may submit your instructions by mail, by telephone, via the Internet or by facsimile. If you provide your instructions by mail, please indicate your instructions on the enclosed voting instruction form, date and sign the card, and mail it in the enclosed envelope, which requires no postage if mailed in the United States, allowing sufficient time to be received by April 16, 2003 at 10:00 a.m. To submit your instructions via the Internet, by telephone or by facsimile, please follow the instructions printed at the top of your voting instruction form.

If you submit your instructions via the Internet, by telephone or via facsimile, please DO NOT mail your voting instruction form. Please provide your instructions only one time, unless you later decide to change your instructions.


SOLICITATION OF VOTING INSTRUCTIONS -- Voting instructions are being solicited at the request of the Board of Directors of ATSF. Solicitation of voting instructions is being made primarily by the mailing of this Notice and Proxy Statement with its enclosures on or about March 3, 2003. The Funds have retained ALAMO Direct ("ALAMO"), a professional proxy solicitation firm, to assist with any necessary solicitation of voting instructions. The estimated costs for the proxy services of ALAMO are estimated to be approximately $3,184, plus applicable postage.


If a Policyowner wishes to participate in the Special Meeting, but does not wish to give instructions by telephone, the Policyowner may still submit the voting instruction form originally sent with the Proxy Statement/Prospectus, attend in person, vote via the Internet or by facsimile. Should a Policyowner require additional information regarding the voting instruction form or require replacement of the voting instruction form, they may contact Customer Service at the number listed in the Policy they have purchased.

A Policyowner may revoke the accompanying voting instruction form at any time prior to its use by filing with ATSF a written revocation or executed voting instruction form bearing a later date. In addition, any Policyowner that attends the Special Meeting of Acquired Fund shareholders in person may provide instructions at the Special Meeting, thereby canceling any instructions previously given. However, attendance at the Special Meeting, by itself, will not revoke previous instructions.

To become effective, the proposed Reorganization must be approved by a "vote of the majority of the outstanding voting securities" of Acquired Fund, as defined in the 1940 Act. The "vote of a majority of the outstanding voting securities" means the lesser of the vote of (i) 67% or more of the shares of Acquired Fund entitled to vote there at the

Special Meeting if the holders of more than 50% of such outstanding shares are present in person or represented by proxy; or (ii) more than 50% of such outstanding shares of Acquired Fund entitled to vote thereon.

Acquired Fund must have a quorum to conduct its business at the Special Meeting. The holders of a majority of outstanding shares present in person or by proxy shall constitute a quorum. In the absence of a quorum, a majority of outstanding shares entitled to vote, present in person or by proxy, may adjourn the meeting from time to time until a quorum is present.

OTHER MATTERS TO COME BEFORE THE MEETING -- The Board of Directors does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement/Prospectus. If other business should properly come before the Meeting, the persons named in the accompanying voting instruction form will vote thereon in accordance with their best judgment.

REPORTS TO POLICYOWNERS -- ATSF will furnish, without charge, a copy of the most recent Annual Report regarding the Funds upon request. Requests for such reports should be directed to ATSF, 570 Carillon Parkway, St. Petersburg, Florida 33716 or at (800) 851-9777.

PROMPT EXECUTION AND RETURN OF THE ENCLOSED VOTING INSTRUCTION FORM IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.


                                      AEGON/TRANSAMERICA SERIES FUND, INC.



                                      John K. Carter
                                      Vice President, Secretary
                                      and General Counsel

__________, 2003

                      MORE INFORMATION REGARDING THE FUNDS

PURCHASE AND REDEMPTION OF SHARES. AUSA and Transamerica purchases shares of the Funds for their variable annuity and variable life insurance separate accounts. Each buys and sells shares of the Funds at the net asset value per share (NAV) next determined after they submit the order to buy or sell. A Fund's NAV is generally calculated as of the close of trading on every day the New York Stock Exchange is open.

Shares of the Funds may be purchased only indirectly through the purchase of a Policy issued by the respective Insurance Companies. The prospectuses for such Policies describe any sales charges applicable to your Policy.

DETERMINATION OF NET ASSET VALUE. The NAV per share of each Fund is computed as of the close of regular trading hours on the New York Stock Exchange (normally 4:00 p.m. Eastern Time) on days when the Exchange is open. The Exchange is open Monday through Friday, except on observation of the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Each Fund's NAV is generally based upon the market value of securities held in the Fund's portfolio. If market prices are not available, the fair value of securities is determined using procedures approved by the Board of Directors of ATSF.

BROKERAGE ENHANCEMENT PLAN. The Funds have adopted, in accordance with the provisions of Rule 12b-1 under the Investment Company Act of 1940, a Brokerage Enhancement Plan (the "Plan"). The Plan uses available brokerage commissions to promote the sale and distribution of Fund shares (through the sale of variable insurance products funded by the Funds).

Under the Plan, a Fund may direct ATFA or a sub-adviser to use certain broker/dealers for securities transaction, subject to the obligation to obtain best execution of such transactions. These are broker/dealers that have agreed either (1) to pay a portion of their commission from the sale and purchase of securities to the Fund's Distributor or other introducing brokers ("Brokerage Payments"); or (2) to provide brokerage credits, benefits or services ("Brokerage Credits"). The Distributor will use all Brokerage Payments and Brokerage Credits (other than a minimal amount to defray its legal and administrative costs) to finance activities that are meant to result in the sale of the Fund's shares, including:

- holding or participating in seminars and sales meetings promoting the sale of the Fund's shares;
- paying marketing fees requested by broker-dealers who sell the Fund's shares;
-        training sales personnel;
-        creating and mailing advertising and sales literature; and
- financing any other activity that is intended to result in the sale of the Fund's shares.

The Plan permits the Brokerage Payments and Brokerage Credits generated by securities transactions from one Fund to inure to the benefit of other series of ATSF as well. The Plan is not expected to increase the brokerage costs of the Fund.

OTHER EXPENSES. In addition to the management fee and other fees described previously, each Fund pays other expenses, such as legal, audit, custodian fees, proxy solicitation costs, and the compensation of Directors who are not affiliated with ATSF. Most Fund expenses are allocated proportionately among all of the outstanding shares of the Fund.

MANAGEMENT OF THE FUNDS

INVESTMENT ADVISER - ATSF and ATFA have entered into an agreement on behalf of Acquiring Fund wherein ATFA has agreed to provide investment advisory, statistical and research services to the Fund, supervise and arrange for the purchase and sales of securities on behalf of the Fund, and provide for the maintenance and compilation of records pertaining to the sub-advisory function. The agreement can be terminated by the ATSF Board upon 60 days' written notice. Investment management fees are computed and accrued daily and paid monthly. For the year ended December 31, 2001, Acquiring Fund paid investment management fees of $5,908,000 to ATFA.

ATFA has overall responsibility for the management of the Funds. However, subject to the supervision of the ATSF Board, ATFA may hire sub-advisers to assist with management of the Funds.

PARENT COMPANY INFORMATION -- ATFA is a direct, wholly-owned subsidiary of WRL. WRL is an insurance and financial services company, incorporated in the state of Ohio, and is a wholly owned, indirect subsidiary of First AUSA Life Insurance Company ("First AUSA"), which is wholly owned by Transamerica Holding Company. Transamerica Holding Company is wholly owned by AEGON USA, Inc. ("AEGON USA"), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is a wholly owned, indirect subsidiary of AEGON N.V., a Netherlands corporation, which is a publicly traded international insurance group.

DISTRIBUTOR -- AFSG Securities Corporation ("AFSG"), located at 4333 Edgewood Road NE, Cedar Rapids, Iowa 53499, serves as the ATSF distributor. AFSG is an affiliate of ATSF and ATFA.

ADMINISTRATIVE AGENT -- AEGON/Transamerica Fund Services, Inc. ("ATFS") acts as the administrative agent for ATSF and, as such, performs administrative functions and the bookkeeping, accounting and pricing functions for the Funds. For these services, ATFS receives reimbursement from ATSF on behalf of the Funds on a cost-incurred basis.

PORTFOLIO TRANSACTIONS -- Each Fund's respective sub-adviser will place orders to execute securities transactions that are designed to implement such Fund's investment objectives and policies. The sub-adviser uses its reasonable efforts to place all purchase and sale transactions with brokers and dealers ("brokers") that provide "best execution" of these orders. In placing purchase and sale transactions, the sub-adviser may consider brokerage and research services provided by a broker to the sub-adviser or its affiliates, and the Fund may pay a commission for effecting a securities transaction that is in excess of the amount another broker would have charged if the sub-adviser determines in good faith that the amount of commission is reasonable in relation to the value of the brokerage and research services provided by the broker viewed in terms of either that particular transaction or the overall responsibilities of the sub-adviser with respect to all accounts as to which it exercises investment discretion. The sub-adviser may use all, none, or some of such information and services in providing investment advisory services to each of the mutual funds under its management, including each Fund. In addition, the sub-adviser also may consider a broker's sale of Fund shares if the sub-adviser is satisfied that the Fund would receive best execution of the transaction from that broker.

Securities held by the Funds may also be held by other investment advisory clients of the sub-adviser, including other investment companies. When selecting securities for purchase or sale for a Fund, the sub-adviser may at the same time be purchasing or selling the same securities for one or more of such other accounts. Subject to the sub-adviser's obligation to seek best execution, such purchases or sales may be executed simultaneously or "bunched." It is the policy of the sub-adviser not to favor one account over the other. Any purchase or sale orders executed simultaneously are allocated at the average price and as nearly as practicable on a pro rata basis (transaction costs will also generally be shared on a pro rata basis) in proportion to the amounts desired to be purchased or sold by each account. In those instances where it is not practical to allocate purchase or sale orders on a pro rata basis, then the allocation will be made on a rotating or other equitable basis. While it is conceivable that in certain instances this procedure could adversely affect the price or number of shares involved in a Fund's transaction, it is believed that the procedure generally contributes to better overall execution of the Funds' portfolio transactions.

TAXES

FEDERAL TAXES -- You may purchase shares of the Funds only indirectly through the purchase of a variable annuity contracts or variable life insurance Policies issued by the Insurance Companies. The prospectuses for such variable annuity contracts or variable life insurance Policies describe the federal tax consequences of your purchase or sale of such Policies. Please see your tax advisor for further information.

                    FINANCIAL HIGHLIGHTS FOR ACQUIRING FUND
                 FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD

The financial highlights table is intended to help you understand Acquiring Fund's financial performance for its shares for each period shown. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in the Fund assuming reinvestment of all dividends and distributions. The information for the fiscal years ended 12/31 has been audited by PricewaterhouseCoopers LLP, independent certified public accountants, whose report, along with ATSF's financial statements, are included in the ATSF Annual Report, which is available upon request. The information for the period ended 6/30/02 is unaudited and is included in the ATSF Semi-Annual Report, which is also available upon request.

                                              Investment Operations                                   Distributions
                                   --------------------------------------------      ----------------------------------------------

 YEAR OR      Net Asset Value,          Net       Net Realized and                    From Net        From Net        -------------
 PERIOD         Beginning of        Investment     Unrealized Gain     Total         Investment    Realized Capital       Total
  ENDED            Period          Income (Loss)       (Loss)        Operations        Income           Gains         Distributions
06/30/2002         $16.34              (0.04)         (3.30)            (3.34)          0.00            0.00              0.00
12/31/2001          19.56              (0.03)         (3.19)            (3.22)          0.00            0.00              0.00
12/31/2000          33.28              (0.09)        (10.03)           (10.12)         (0.42)          (3.18)            (3.60)
12/31/1999          22.44              (0.15)         14.95             14.80          (1.54)          (2.42)            (3.96)
12/31/1998          16.04              (0.04)          7.68              7.64          (0.05)          (1.19)            (1.24)
12/31/1997          14.18              (0.01)          3.44              3.43          (0.42)          (1.15)            (1.57)

                                                                                     Ratios/Supplemental Data
                                                              ---------------------------------------------------------------------
                                                              Ratio of Expenses to Average Net
                                                                         Assets(1)
                                                              --------------------------------   Net Investment
 YEAR OR                                                                                        Income (Loss) to
 PERIOD      Net Asset Value,   Total      Net Assets, End of      Total                           Average Net        Portfolio
  ENDED       End of Period    Return(2)     Period (000's)       Expense     Net Expenses          Assets(1)      Turnover Rate(2)
             ----------------------------------------------------------------------------------------------------------------------
06/30/2002       $13.00        (20.44%)       $  516,566           0.97%         0.97%               (0.56%)          103.23%

12/31/2001        16.34        (16.45%)          682,355           0.97%         0.97%               (0.15%)          104.17%

12/31/2000        19.56        (31.33%)          907,696           0.86%         0.86%               (0.31%)          122.70%
-----------------------------------------------------------------------------------------------------------------------------------

12/31/1999        33.28         69.02%         1,117,511           0.89%         0.89%               (0.56%)          101.71%

12/31/1998        22.44         48.69%           574,164           0.91%         0.91%               (0.21%)          117.44%

12/31/1997        16.04         24.25%           336,166           0.96%         0.96%               (0.06%)          136.18%

Notes to Financial Highlights

(1) Ratio of Total Expenses, Ratio of Net Expenses and Ratio of Net Investment Income (Loss) to Average Net Assets are annualized for periods of less than one year.

(2) Total Return and Portfolio Turnover rates are not annualized for periods of less than one year.

                                   APPENDIX A
                         FORM OF PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") is adopted as of this 9th day of September 2002 by AEGON/Transamerica Series Fund, Inc. (the "Company") with its principal place of business at 570 Carillon Parkway, St. Petersburg, Florida 33716, on behalf of Alger Aggressive Growth (the "Acquiring Fund"), a separate series of the Company and Value Line Aggressive Growth (the "Acquired Fund"), another separate series of the Company.

This Plan is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the "Code"). The reorganization (the "Reorganization") will consist of the transfer of all of the assets of Acquired Fund to Acquiring Fund in exchange solely for voting shares ($1.00 par value per share) of Acquiring Fund ("Acquiring Fund Shares"), the assumption by Acquiring Fund of all liabilities of Acquired Fund, and the distribution of Acquiring Fund Shares to the shareholders of Acquired Fund in complete liquidation of Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Plan.

WHEREAS, the Company is an open-end, registered investment company of the management type and Acquired Fund owns securities which generally are assets of the character in which Acquiring Fund is permitted to invest;

WHEREAS, the Directors of the Company have determined that the exchange of all of the assets of Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of Acquired Fund by Acquiring Fund is in the best interests of Acquiring Fund and its shareholders and that the interests of the existing shareholders of Acquiring Fund would not be diluted as a result of this transaction; and

WHEREAS, the Directors of the Company also have determined, with respect to Acquired Fund, that the exchange of all of the assets of Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of Acquired Fund by Acquiring Fund is in the best interests of Acquired Fund and its shareholders and that the interests of the existing shareholders of Acquired Fund would not be diluted as a result of this transaction;

NOW, THEREFORE, the Company, on behalf of Acquiring Fund and Acquired Fund separately, hereby approves the Plan on the following terms and conditions:

1. TRANSFER OF ASSETS OF ACQUIRED FUND TO ACQUIRING FUND IN EXCHANGE FOR ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL ACQUIRED FUND LIABILITIES AND THE LIQUIDATION OF ACQUIRED FUND

         1.1 Subject to the requisite approvals of the shareholders of Acquired Fund and Acquiring Fund and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Company will transfer all of Acquired Fund's assets, as set forth in paragraph 1.2, to Acquiring Fund; and Acquiring Fund agrees in exchange therefor: (i) to deliver to Acquired Fund the number of full and fractional Acquiring Fund Shares determined by dividing the value of Acquired Fund's net assets, computed in the manner and as of the time and date set forth in paragraph 2.1, by the net asset value of one Acquiring Fund Share, computed in the manner and as of the time and date set forth in paragraph 2.2; and (ii) to assume all liabilities of Acquired Fund. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").

         1.2 The assets of Acquired Fund to be acquired by Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests and dividends or interests receivable that are owned by Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of Acquired Fund on the closing date provided for in paragraph 3.1 (the "Closing Date").

         1.3 Acquired Fund will endeavor to discharge all of its known liabilities and obligations prior to the Closing Date. Acquiring Fund shall also assume all of the liabilities of Acquired Fund, whether accrued or contingent, known or unknown, existing at the Valuation Date. On or as soon as practicable prior to the Closing Date, Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last taxable year to the end of the business day on the Closing; and (ii) any undistributed investment company taxable income and net capital gain from any period to the extent not otherwise distributed.

         1.4 Immediately after the transfer of assets provided for in paragraph 1.1, Acquired Fund will distribute to Acquired Fund's shareholders of record, determined as of immediately after the close of business on the Closing Date (the "Acquired Fund Shareholders"), on a pro rata basis, Acquiring Fund Shares received by Acquired Fund pursuant to paragraph 1.1, and will completely liquidate. Such distribution and liquidation will be accomplished, with respect to Acquired Fund's shares, by the transfer of Acquiring Fund Shares then credited to the account of Acquired Fund on the books of Acquiring Fund to open accounts on the share records of Acquiring Fund in the names of Acquired Fund Shareholders. The aggregate net asset value of Acquiring Fund Shares to be so credited to Acquired Fund Shareholders shall be equal to the aggregate net asset value of Acquired Fund shares owned by such shareholders on the Closing Date. All issued and outstanding shares of Acquired Fund will simultaneously be canceled on the books of Acquired Fund, although share certificates representing interests in shares of Acquired Fund will represent a number of Acquiring Fund Shares after the Closing Date, as determined in accordance with Section 2.3. Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such exchange.

         1.5 Ownership of Acquiring Fund Shares will be shown on the books of Acquiring Fund's transfer agent. Shares of Acquiring Fund will be issued in the manner described in Acquiring Fund's then-current prospectus and statement of additional information.

         1.6 Any reporting responsibility of Acquired Fund including, but not limited to, the responsibility for filing of regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (the "Commission"), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of Acquired Fund.

2.       VALUATION

         2.1 The value of Acquired Fund's assets to be acquired by Acquiring Fund hereunder shall be the value of such assets computed as of immediately after the close of business of the New York Stock Exchange and after the declaration of any dividends on the Closing Date (such time and date being hereinafter called the "Valuation Date"), using the valuation procedures set forth in the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), and the then-current prospectus or statement of additional information with respect to Acquiring Fund, and valuation procedures established by the Company's Board of Directors.

         2.2 The net asset value of an Acquiring Fund Share shall be the net asset value per share computed as of immediately after the close of business of the New York Stock Exchange and after the declaration of any dividends on the Valuation Date, using the valuation procedures set forth in the Company's Articles of Incorporation and the then-current prospectus or statement of additional information with respect to Acquiring Fund, and valuation procedures established by the Company's Board of Directors.

         2.3 The number of Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for Acquired Fund's assets shall be determined by dividing the value of the net assets of Acquired Fund determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of Acquiring Fund Share, determined in accordance with paragraph 2.2.

         2.4 All computations of value shall be made by Acquiring Fund's designated record keeping agent.

3        CLOSING AND CLOSING DATE

         3.1 The Closing Date shall be April 30, 2003, or such other date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing

                  Date shall be as of 4:00 p.m., Eastern Time. The Closing shall be held at the offices of the Company or at such other time and/or place as the Board of Directors or officers of the Company may designate.

         3.2 The Company shall direct Investors Bank & Trust Company (the "Custodian") as custodian for Acquired Fund, to deliver, at the Closing, a certificate of an authorized officer stating that (i) Acquired Fund's portfolio securities, cash, and any other assets ("Assets") shall have been delivered in proper form to Acquiring Fund within two business days prior to or on the Closing Date, and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. Acquired Fund's portfolio securities represented by a certificate or other written instrument shall be transferred and delivered by Acquired Fund as of the Closing Date for the account of Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. Acquired Fund shall direct the Custodian to deliver portfolio securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the "1940 Act") as of the Closing Date by book entry in accordance with the customary practices of such depositories and the custodian for Acquiring Fund.

         3.3 AEGON/Transamerica Fund Services, Inc. ("ATFS"), as administrator for Acquired Fund (the "Administrator"), shall deliver, on behalf of Acquired Fund, at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of Acquired Fund shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing.

         3.4 In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of Acquiring Fund or Acquired Fund shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Directors of the Company, accurate appraisal of the value of the net assets of Acquiring Fund or Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4.       REPRESENTATIONS AND WARRANTIES

         4.1 The Company, on behalf of Acquired Fund, represents and warrants to Acquiring Fund as follows:

                  (a) Acquired Fund is duly organized as a series of the Company, which is a corporation duly organized and validly existing under the laws of the state of Maryland, with power under the Company's Articles of Incorporation to own all of its properties and assets and to carry on its business as it is now being conducted;

                  (b) The Company is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of its shares under the Securities Act of 1933, as amended ("1933 Act"), are in full force and effect;

                  (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") and the 1940 Act, and such as may be required by state securities laws;

                  (d) The current prospectus and statement of additional information of Acquired Fund and each prospectus and statement of additional information of Acquired Fund used during the three years previous to the date of this Plan conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

                  (e) On the Closing Date, Acquired Fund will have good and marketable title to Acquired Fund's assets to be transferred to Acquiring Fund pursuant to paragraph
                           1.2 and full right, power, and authority to sell, assign, transfer and deliver such assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such assets, Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to Acquiring Fund;

                  (f) Acquired Fund is not engaged currently, and the execution, delivery and performance of this Plan will not result, in (i) a material violation of the Company's Articles of Incorporation or Bylaws or of any agreement, indenture, instrument, contract, lease or other undertaking to which Acquired Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which Acquired Fund is a party or by which it is bound;

                  (g) Acquired Fund has no material contracts or other commitments (other than this Plan) that will be terminated with liability to it prior to the Closing Date;

                  (h) Except as otherwise disclosed in writing to and accepted by Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against Acquired Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. Acquired Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

                  (i) The Statement of Assets and Liabilities, including the Schedule of Investments, at December 31, 2001 of Acquired Fund, and the Statements of Operations and of Changes in Net Assets and the Financial Highlights for the periods then ended, have been audited by PricewaterhouseCoopers LLP, independent certified public accountants. Such statements are in accordance with generally accepted accounting principles ("GAAP") consistently applied, and such statements (copies of which have been furnished to Acquiring
                           Fund) present fairly, in all material respects, the financial condition of Acquired Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of Acquired Fund required to be reflected on the balance sheet or in the notes thereto;

                  (j) Since December 31, 2001, there has not been any material adverse change in Acquired Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by Acquiring Fund. For the purposes of this subparagraph (j), a decline in net asset value per share of Acquired Fund due to declines in market values of securities in Acquired Fund's portfolio, the discharge of Acquired Fund liabilities, or the redemption of Acquired Fund shares by shareholders of Acquired Fund shall not constitute a material adverse change;

                  (k) On the Closing Date, all federal and other tax returns and reports of Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of Acquired Fund's knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

                  (l) For each taxable year of its operation (including the taxable year ending on the Closing Date), Acquired Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code, and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that has accrued through the Closing Date, and before the Closing Date will have declared dividends sufficient to distribute all of its investment company taxable income and net capital gain for the period ending on the Closing Date;

                  (m) All issued and outstanding shares of Acquired Fund are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Company and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. All of the issued and outstanding shares of Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of Acquired Fund, as provided in paragraph
                           3.3. Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of Acquired Fund, nor is there outstanding any security convertible into any of Acquired Fund shares;

                  (n) The adoption and performance of this Plan will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Directors of the Company, and, subject to the approval of the shareholders of Acquired Fund, this Plan will constitute a valid and binding obligation of Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

                  (o) The information to be furnished by Acquired Fund for use in registration statements, proxy materials and other documents filed or to be filed with any federal, state or local regulatory authority (including the National Association of Securities Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with Federal securities and other laws and regulations thereunder applicable thereto.

         4.2 The Company, on behalf of Acquiring Fund, represents and warrants to Acquired Fund as follows:

                  (a) Acquiring Fund is duly organized as a series of the Company, which is a corporation duly organized and validly existing under the laws of the state of Maryland, with power under the Company's Articles of Incorporation to own all of its properties and assets and to carry on its business as it is now being conducted;

                  (b) The Company is a registered investment company classified as a management company of the open-end type; and its registration with the Commission as an investment company under the 1940 Act and the registration of its shares under the 1933 Act, including the shares of Acquiring Fund, are in full force and effect;

                  (c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

                  (d) The current prospectus and statement of additional information of Acquiring Fund and each prospectus and statement of additional information of Acquiring Fund used during the three years previous to the date of this Plan conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not or did not at the time of its use include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

                  (e) On the Closing Date, Acquiring Fund will have good and marketable title to Acquiring Fund's assets, free of any liens of other encumbrances, except those liens or encumbrances as to which Acquired Fund has received notice and necessary documentation at or prior to the Closing;

                  (f) Acquiring Fund is not engaged currently, and the execution, delivery and performance of this Plan will not result, in (i) a material violation of the Company's Articles of Incorporation or Bylaws or of any agreement, indenture, instrument, contract, lease or other undertaking to which Acquiring Fund is a party or by which it is bound, or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which Acquiring Fund is a party or by which it is bound;

                  (g) Except as otherwise disclosed in writing to and accepted by Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to its knowledge, threatened against Acquiring Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. Acquiring Fund knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

                  (h) The Statement of Assets and Liabilities, including the Schedule of Investments, at December 31, 2001 of Acquiring Fund, and Statements of Operations and of Changes in Net Assets and the Financial Highlights for the periods then ended, have been audited by PricewaterhouseCoopers LLP, independent certified public accountants. Such statements are in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to Acquired
                           Fund) present fairly, in all material respects, the financial condition of Acquiring Fund as of such date in accordance with GAAP, and there are no known contingent liabilities of Acquiring Fund required to be reflected on the balance sheet or in the notes thereto;

                  (i) Since December 31, 2001, there has not been any material adverse change in Acquiring Fund's financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by Acquired Fund. For purposes of this subparagraph (i), a decline in net asset value per share of Acquiring Fund due to declines in market values of securities in Acquiring Fund's portfolio, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund Shares by shareholders of Acquiring Fund, shall not constitute a material adverse change;

                  (j) On the Closing Date, all federal and other tax returns and reports of Acquiring Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of Acquiring Fund's knowledge no such return is currently under audit and no assessment has been asserted with respect to such returns;

                  (k) For each taxable year of its operation, Acquiring Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its Federal income tax under Section 852 of the Code, has distributed all of its investment company taxable income and net capital gain (as defined in the Code) for periods ending prior to the Closing Date, and will do so for the taxable year including the Closing Date;

                  (l) All issued and outstanding Acquiring Fund Shares are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Company and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;

                  (m) The adoption and performance of this Plan will have been fully authorized prior to the Closing Date by all necessary action, if any, on the part of the Directors of the Company on behalf of Acquiring Fund and this Plan will constitute a valid and binding obligation of Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights and to general equity principles;

                  (n) Acquiring Fund Shares to be issued and delivered to Acquired Fund, for the account of Acquired Fund Shareholders, pursuant to the terms of this Plan, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable by the Company;

                  (o) The information to be furnished by Acquiring Fund for use in the registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations applicable thereto; and

                  (p) That insofar as it relates to Company or Acquiring Fund, the Registration Statement relating to Acquiring Fund Shares issuable hereunder, and the proxy materials of Acquired Fund to be included in the Registration Statement, and any amendment or supplement to the foregoing, will, from the effective date of the Registration Statement through the date of the meeting of shareholders of Acquired Fund contemplated therein (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading provided, however, that the representations and warranties in this subparagraph (p) shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by Acquired Fund for use therein, and
                           (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder.

5.       COVENANTS OF ACQUIRING FUND AND ACQUIRED FUND

         5.1 Acquiring Fund and Acquired Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

         5.2 To the extent required by applicable law, the Company will call a meeting of the shareholders of Acquired Fund to consider and act upon this Plan and to take all other action necessary to obtain approval of the transactions contemplated herein.

         5.3 Acquired Fund covenants that Acquiring Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Plan.

         5.4 Acquired Fund will assist Acquiring Fund in obtaining such information as Acquiring Fund reasonably requests concerning the beneficial ownership of Acquired Fund shares.

         5.5 Subject to the provisions of this Plan, Acquiring Fund and Acquired Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Plan.

         5.6 As soon as is reasonably practicable after the Closing, Acquired Fund will make a liquidating distribution to its shareholders consisting of Acquiring Fund Shares received at the Closing.

         5.7 Acquiring Fund and Acquired Fund shall each use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Plan as promptly as practicable.

         5.8 Acquired Fund covenants that it will, from time to time, as and when reasonably requested by Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as Acquiring Fund may reasonably deem necessary or desirable in order to vest in and confirm Acquiring Fund's title to and possession of all the assets and otherwise to carry out the intent and purpose of this Plan.

         5.9 Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing Date.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRED FUND

         The obligations of Acquired Fund to consummate the transactions provided for herein shall be subject, at Acquired Fund's election, to the performance by Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

         6.1 All representations and warranties of Acquiring Fund and the Company contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

         6.2 The Company and Acquiring Fund shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by the Company and Acquiring Fund on or before the Closing Date; and

         6.3 Acquired Fund and Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRING FUND

         The obligations of Acquiring fund to complete the transactions provided herein shall be subject, at Acquiring Fund's election, to the performance by Acquired Fund of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

         7.1 All representations and warranties of the Company and Acquired Fund contained in this Plan shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Plan, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

         7.2 The Company and Acquired Fund shall have performed all of the covenants and complied with all of the provisions required by this Plan to be performed or complied with by the Company or Acquired Fund on or before the Closing Date;

         7.3 Acquired Fund and Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1;

         7.4 Acquired Fund shall have declared and paid a distribution of distributions prior to the Closing that, together with all previous distributions, shall have the effect of distributing to its shareholders (I) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its taxable year to 4:00 p.m. Eastern Time on the Closing; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed.

8.       FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRING FUND AND
         ACQUIRED FUND

         If any of the conditions set forth below do not exist on or before the Closing Date with respect to Acquired Fund or Acquiring Fund, the other party to this Plan shall, at its option, not be required to consummate the transactions contemplated by this Plan:

         8.1 The Plan and the transactions contemplated herein shall have been approved by the requisite vote, if any, of the holders of the outstanding shares of Acquired Fund in accordance with the provisions of the Company's Articles of Incorporation, Bylaws, applicable Maryland law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to Acquiring fund. Notwithstanding anything herein to the contrary, neither Acquiring Fund nor Acquired Fund may waive the conditions set forth in this paragraph 8.1;

         8.2 On the Closing Date, no action, suit or other proceeding shall be pending or, to its knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Plan or the transactions contemplated herein;

         8.3 All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by Acquiring Fund or Acquired Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of Acquiring Fund or Acquired Fund, provided that either party hereto may for itself waive any of such conditions;

         8.4 The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act; and

         8.5 Dechert shall deliver an opinion addressed to the Company substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Plan shall constitute a tax-free reorganization for federal income tax purposes, unless, based on the circumstances existing at the time of the Closing, Dechert determines that the transaction contemplated by this Plan does not qualify as such. The delivery of such opinion is conditioned upon receipt by Dechert of representations it shall request of the Company. Notwithstanding anything herein to the contrary, the Company may not waive the condition set forth in this paragraph 8.5.

9.       BROKERAGE FEES AND EXPENSES

         9.1 Acquiring Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

         9.2 The expenses relating to the proposed Reorganization will be paid by AEGON/Transamerica Fund Advisers, Inc. as of the close of business on the record date for determining the shareholders of Acquired Fund entitled to vote on the Reorganization. The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparation of the Registration Statement, printing and distributing Acquiring Fund's prospectus and Acquired Fund's proxy materials, legal fees, accounting fees, securities registration fees, and expenses of holding the shareholders' meeting. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of such party as a "regulated investment company" within the meaning of Section 851 of the Code.

10.      ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

         The representations, warranties and covenants contained in this Plan or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the Closing.

11.      TERMINATION

         This Plan and the transactions contemplated hereby may be terminated and abandoned by resolution of the Board of Directors, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of the Board, make proceeding with the Plan inadvisable.

12.      AMENDMENTS

         This Plan may be amended, modified or supplemented in such manner as may be set forth in writing by the authorized officers of the Company; provided, however, that following any meeting of the shareholders called by Acquired Fund pursuant to paragraph 5.2 of this Plan, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to Acquired Fund Shareholders under this Plan to the detriment of such shareholders without their further approval.

13.      HEADINGS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY

         13.1 The Article and paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning of interpretation of this Plan.

         13.2 This Plan shall be governed by and construed in accordance with the laws of the state of Maryland without regard to its principles of conflicts of laws.

         13.3 This Plan shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Plan.

         13.4 It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents, or employees of the Company personally, but shall bind only property of such party. The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of each party.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Plan to be approved on behalf of Acquiring Fund and Acquired Fund.

                                    AEGON/Transamerica Series Fund, Inc.



                                    By: /s/ Brian C. Scott
                                       ------------------------------------
                                    Name:  Brian C. Scott
                                    Title: President and Chief Executive Officer

                                   APPENDIX B

ALGER AGGRESSIVE GROWTH
....seeks long-term capital appreciation.

MARKET ENVIRONMENT

The first quarter of 2002 provided mixed results for equity markets. After slashing interest rates in dramatic fashion throughout 2001, the Federal Reserve Board ("Fed") failed to cut the Fed funds rate any further during the first quarter. The Fed's decision to maintain interest rates at current levels reinforced the notion of a looming economic recovery. However, the Enron Corp.("Enron") affair and continued violence in Afghanistan and the Middle East cast a pall over the markets at a time when other news should have led to a modest rally. Most equity indexes slipped lower during January and February, with value stocks holding up far better than growth stocks. Stock prices did recover somewhat during March, however, with growth stocks leading the rally. On aggregate over the three-month period, growth stock indexes finished in negative territory while value stock indexes were mostly flat. The Standard and Poor's 500 Composite Stock Index ("S&P 500") finished with a 0.28% first quarter return.

The second quarter of 2002 brought more suffering on equity investors. Despite a steady stream of economic data indicating growth in the U.S. economy and a recovery of corporate profits, the market continued to drop on news of corporate malfeasance. At the heels of the Enron affair, accounting and regulatory scandals at Tyco International Ltd. and WorldCom Inc. fueled fresh doubts about the credibility of corporate earnings numbers. Furthermore, while the Fed continued to maintain interest rates at historically low levels, the absence of further rate cuts provided no impetus for renewed investor optimism. April, May and June saw the continued collapse of most equity indexes, with growth stocks and large cap stocks leading the downturn. At the end of June, the Dow Jones Industrial Average ("Dow Jones") was nearing the 9,000 level, and the NASDAQ Composite Index ("NASDAQ") was approaching lows that had not been seen since the early days of the Internet boom.

PERFORMANCE
For the six months ended June 30, 2002, Alger Aggressive Growth returned (20.44)%, while its benchmark the S&P 500 returned (13.15)% for the same period. The portfolio suffered from an inherent growth bias during a period of time when growth stocks were the market's poorest performers.

STRATEGY REVIEW
The portfolio underperformed the S&P 500 benchmark over the six-month period due to an aggressive approach and an overweighting in the weak information technology sector. Poor performing health care stocks also contributed to the negative return, more than offsetting strong security selection in the consumer discretionary sector. As of June 30, 2002, the portfolio held eighty two stocks and had a cash position of 4.22%. The portfolio is well diversified, as evidenced by top holdings Microsoft Corporation, eBay Inc., Wal-Mart Stores, Inc., AmerisourceBergen Corporation and Anthem, Inc.

OUTLOOK
We've been saying for some time that we see a solid second half of the year for the economy and for the markets. There is little question that the economy is on solid footing, with steady growth. In fact, over the long-term, growth in the 3% to 4% range may be more sustainable and hence more desirable than the oscillations that we've witnessed over the past ten years. Furthermore, recent market performance has been fed not by economic news, and not by corporate earnings news, but by scandal, fear and unrealistic expectations. Our sense of what the Dow Jones and NASDAQ will do in the months ahead is based on decent but by no means extraordinary profit forecasts of $50 a share for the S&P 500 companies in 2002 and a continued modest but by no means astonishing economic expansion. Nothing that has happened in the past two months alters that picture.

FREDERICK M. ALGER DAVID HYUN
Alger Aggressive Growth
Portfolio Managers

The views expressed in this commentary on Alger Aggressive Growth reflect those of the portfolio managers through the period ended June 30, 2002. They do not necessarily represent the views of AEGON/Transamerica Fund Advisers, Inc. ("AEGON/Transamerica Advisers"). Any such views are subject to change at any time based upon market or other conditions and AEGON/Transamerica Advisers disclaims any responsibility to update such views. These views may not be relied upon as investment advice and, because trading decisions are based upon numerous factors, may not be relied upon as an indication of trading intent.

ALGER AGGRESSIVE GROWTH


We've been saying for some time that we see a solid second half of the year for the economy and for the markets.

Comparison of change in value of $ 10,000 investment in AEGON/Transamerica Series Fund, Inc. Alger Aggressive Growth and the Standard and Poor's 500 Composite Stock Index.


* Inception

(1) Source: Standard & Poor's Micropal(C)Micropal, Inc. 2002 -
1-800-596-5323 - http://www.micropal.com.

The portfolio's investment return and net asset value per share will fluctuate. Past performance does not guarantee future results. Investor's units, when redeemed, may be worth more or less than their original cost.

This performance information must be accompanied by the quarterly performance reports as of the most recent calendar quarter for the appropriate variable annuity products showing average annual total returns of the respective products, net of fees and charges, including mortality and expense risk charge.

For variable universal life insurance, please refer to the hypothetical illustrations in the prospectus, which show the effect on performance of all charges that may apply to a policy. You may wish to obtain a personalized illustration, which reflects all the charges that apply to a policy.

FIVE LARGEST HOLDINGS (% OF NET ASSETS)
Microsoft Corporation 2.77%
eBay Inc. 2.72%
Wal-Mart Stores, Inc. 2.55%
AmerisourceBergen Corporation 2.44%
Anthem, Inc. 2.27%

FIVE LARGEST INDUSTRIES (% OF NET ASSETS)
Pharmaceuticals 11.57%
Insurance 7.14%
Electronic Components & Accessories 6.18%
Computer & Data Processing Services 5.67%
Business Services 5.37%

EQUITY MATRIX
GROWTH: An investment style in which the Portfolio Manager looks for equity securities with present and anticipated high rates of earnings growth. Per-share price is not emphasized as much as it is in value investing.

LARGE CAPITALIZATION: Largest 5% of the top 5,000 U.S. stocks in terms of market value.

This material must be preceded or accompanied by the Fund's current prospectus.

ALGER AGGRESSIVE GROWTH
 ...seeks long-term capital appreciation.

MARKET ENVIRONMENT
2001 was the second consecutive year of extraordinary difficulties for equity markets. At the start of the year, the economy had already slowed dramatically and technology stocks were in a free fall. On January 3, 2001 the Federal Reserve Board ("Fed") slashed interest rates by 50 basis points in an unprecedented emergency move aimed at stimulating the rapidly slowing economy. Shortly thereafter, President Bush's new administration pressed for a significant tax cut, also aimed at the slowing economy. The Fed then proceeded to cut interest rates by an additional 50 basis points on January 31. Most stocks acted positively to these events and moved upward during January.

Unfortunately, February and March proved to be a disaster for equity markets. Ongoing earnings disappointments and weak economic reports created renewed pessimism among investors, causing share prices to collapse to new lows. When the Fed cut interest rates by another 50 basis points after its March 20th meeting, the market failed to respond. On April 4th, the NASDAQ Composite Index ("NASDAQ") bottomed at 1,620, and proceeded to bounce strongly off this low over the following two weeks.

Yet the market failed to maintain its positive direction during May and June despite further rate cuts. Losses accelerated during July, August and the first part of September, with value stocks holding up better than growth stocks.

On September 11th, the horrific terrorist attacks in New York, Washington, D.C. and Pennsylvania shook the world, as well as global markets. When markets re-opened on September 17th, a widespread sell-off took place, despite an emergency 50 basis point rate cut by the Fed and other measures aimed at adding liquidity to the system. The NASDAQ bottomed on September 21st at 1,387, compared with the high of 5,133 set 18 and a half months earlier.

However, the market rallied by year-end as initial panic selling wore off and investors scooped up bargains. On October 2nd the Fed produced a 50 basis point rate cut, which brought the federal funds rate to 2.50 percent, its lowest level since 1962. By the end of October, the NASDAQ had already rallied 21.9% off its September 21st low. The market continued its recovery during November and December. The NASDAQ closed the year 40.6% above its September 21st low, and equity markets headed toward the New Year with strong momentum.

PERFORMANCE
For the year ended December 31, 2001, Alger Aggressive Growth returned (16.45)%, while its benchmark, the Standard and Poor's 500 Composite Stock Index returned (11.89)%. However, the portfolio outperformed the Russell 3000 Growth Index, which returned (19.63)% for the same period.

STRATEGY REVIEW
An overweighting in weak technology stocks early in the year hurt the portfolio's returns, while an inherent growth bias negatively affected the portfolio throughout. As of December 31, 2001, the portfolio held 73 stocks and had a cash and short-term obligation position of 5.7%. The portfolio is well diversified, as evidenced by top holdings Citigroup Inc., Wal-Mart Stores Inc., eBay Inc., Microsoft Corporation and Tyco International Ltd.

OUTLOOK
There is an emerging consensus among leading economists that 2002 will see an end to this brief recession. Furthermore, as the clouds that descended on September 11th lift, the fundamental strengths of the American economy will come into focus once again. The United States has less than 5% of the world's population but accounts for 25% of GDP. Americans work longer hours and produce more innovations than any other culture. At Alger Aggressive Growth, we expect the threat of terrorism will be turned back, that the Euro will trigger growth in the European Union and that the further integration of China and Russia into the international system will have a dramatic and positive effect on the world economy. The next months will remain bumpy, but after that, the sky is the limit.

FREDERICK M. ALGER           DAVID HYUN
Alger Aggressive Growth
Portfolio Managers

The views expressed in this commentary on Alger Aggressive Growth reflect those of the portfolio managers through the year ended December 31, 2001. They do not necessarily represent the views of AEGON/Transamerica Fund Advisers, Inc. ("AEGON/Transamerica Advisers"). Any such views are subject to change at any time based upon market or other conditions and AEGON/Transamerica Advisers disclaims any responsibility to update such views. These views may not be relied upon as investment advice and, because trading decisions are based upon numerous factors, may not be relied upon as an indication of trading intent.

ALGER AGGRESSIVE GROWTH
As the clouds that descended on September 11th lift, the fundamental strengths of the American economy will come into focus once again.

Comparison of change in value of $10,000 investment in AEGON/Transamerica Series Fund, Inc. Alger Aggressive Growth and the Standard and Poor's 500 Composite Stock Index.

PORTFOLIO AVERAGE ANNUAL TOTAL RETURN
AS OF DECEMBER 31, 2001
1 Year 5 Years 10 Years From Inception
(16.45)% 12.37% N/A 13.50%

* Inception

The portfolio's investment return and net asset value per share will fluctuate. Past performance does not guarantee future results. Investor's units, when redeemed, may be worth more or less than their original cost.

This performance information must be accompanied by the quarterly performance reports as of the most recent calendar quarter for the appropriate variable annuity products showing average annual total returns of the respective products, net of fees and charges, including mortality and expense risk charge.

For variable universal life insurance, please refer to the hypothetical illustrations in the prospectus, which show the effect on performance of all charges that may apply to a policy. You may wish to obtain a personalized illustration, which reflects all the charges that apply to a policy.

FIVE LARGEST HOLDINGS (% OF NET ASSETS)
Citigroup Inc. 4.74%
Wal-Mart Stores, Inc. 3.63%
eBay Inc. 3.44%
Microsoft Corporation 3.27%
Tyco International Ltd. 3.09%

FIVE LARGEST INDUSTRIES (% OF NET ASSETS)
Pharmaceuticals 20.07%
Computer & Data Processing Services 9.26%
Electronic Components & Accessories 7.13%
Business Services 6.79%
Commercial Banks 6.43%

EQUITY MATRIX
GROWTH: An investment style in which the Portfolio Manager looks for equity securities with present and anticipated high rates of earnings growth. Per-share price is not emphasized as much as it is in value investing.

LARGE CAPITALIZATION: Largest 5% of the top 5,000 U.S. stocks in terms of market value.

This material must be preceded or accompanied by the Fund's current prospectus.

                                     PART B

                      AEGON/Transamerica Series Fund, Inc.

                       Statement of Additional Information
                                 _________, 2003



Acquisition of the Assets and Liabilities of                   By and in Exchange for Shares of
Value Line Aggressive Growth (the "Acquired Fund")             Alger Aggressive Growth (the "Acquiring Fund")
570 Carillon Parkway                                           570 Carillon Parkway
St. Petersburg, Florida 33716                                  St. Petersburg, Florida 33716

This Statement of Additional Information is available to the Policyowners of Value Line Aggressive Growth (Acquired Fund) in connection with a proposed transaction whereby all of the assets and liabilities of Acquired Fund will be transferred to Alger Aggressive Growth (Acquiring Fund) in exchange for shares of Acquiring Fund.

This Statement of Additional Information of Acquiring Fund consists of this cover page and the following documents, each of which was filed electronically with the Securities and Exchange Commission and is incorporated by reference herein:

1. The Statement of Additional Information for AEGON/Transamerica Series Fund, Inc. dated May 1, 2002.


2. The Financial Statements of Acquired Fund and Acquiring Fund as included in the AEGON/Transamerica Series Fund Annual Report filed on Form N-30D for the year ended December 31, 2001, Registration No. __________ (filed February ___ 2003).



3. The Financial Statements of Acquired Fund and Acquiring Fund as included in the AEGON/Transamerica Series Fund Semi-Annual Report filed on Form N-30(d) for the six month period ended June 30, 2002, Registration No. ______ (filed August 26, 2002).

The pro forma financial statements required by Rule 11-01 of Regulation S-X are not required, as the net asset value of Acquired Fund did not exceed 10% of Acquiring Fund's net asset value as of 30 days prior to the date of the initial registration.



This Statement of Additional Information is not a prospectus. A Proxy Statement/Prospectus dated _____, 2003 related to the reorganization of Acquired Fund may be obtained, without charge, by writing to AEGON/Transamerica Series Fund, Inc., 570 Carillon Parkway, St. Petersburg, Florida 33716, or calling
(800) 851-9777. This Statement of Additional Information should be read in conjunction with the Proxy Statement/Prospectus. You may also obtain a copy of AEGON/Transamerica's Annual and Semi-Annual Reports without charge, by calling the above.

                                     PART C

                                OTHER INFORMATION

ITEM 15. Indemnification

A policy of insurance covering ATFA, its subsidiaries, AFSG and all of the registered investment companies advised by ATFA insured the Registrant's directors and officers and others against liability arising by reason of an alleged breach of duty caused by any negligent act, error or accidental omission in the scope of their duties.

Article VI of the Registrant's Bylaws provides in relevant part as follows:

         Each director, officer, or employee (and his heirs, executors and administrators) shall be indemnified by the Corporation against all liability and expense incurred by reason of the fact that he is or was a director, officer or employee of the corporation, to the full extent and in any manner permitted by Maryland law, as in effect at any time, provided that nothing herein shall be construed to protect any director, officer or employee against any liability to the corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct"). No indemnification of a director, officer or employee shall be made pursuant to the preceding sentence unless there has been (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified ("indemnity") was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnity was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of directors who are neither "interested persons" of the corporation, as defined in Section 2(a)(19) of the Investment Company Act of 1940, nor parties to the proceeding ("non-interested, non-party directors"), or (ii) an independent legal counsel in a written opinion. Reasonable expenses incurred by each such director, officer or employee may be paid by the corporation in advance of the final disposition of any proceeding to which such person is a party, to the full extent and under the circumstances permitted by Maryland law, provided that such person undertakes to repay the advance unless it is ultimately determined that he is entitled to indemnification and either (i) he provides security for his undertaking, (ii) the corporation is insured against losses by reason to believe that such person ultimately will be found entitled to indemnification. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against such liability under the provisions of this Article VI.


Item 16.                     Exhibits
--------                     --------
(1)      Articles of Incorporation and all amendments are incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File
         33-507), Post Effective Amendment No. 23 as filed with the SEC on April
         19, 1996.
(2)      Bylaws are incorporated herein by reference to Registrant's
         Registration Statement on Form N-1A (File 33-507), Post-Effective
         Amendment No. 25 as filed with the SEC on October 17, 1996.
(3)      Not Applicable
(4)      Agreement and Plan of Reorganization is filed herewith as Appendix A to the Proxy Statement/ Prospectus.
(5)      See Exhibits 1 and 2
(6)      Investment Advisory Agreement is incorporated herein by reference to
         Registrant's Registration Statement on Form N-1A (File 33-507),
         Post-Effective Amendment No. 36 as filed with the SEC on April 27,
         1999.
(7)      Distribution Agreement is incorporated herein by reference to
         Registrant's Registration Statement on Form N-1A (File 33-507),
         Post-Effective Amendment No. 36 as filed with the SEC on April 27,
         1999.
(8)      Directors' Deferred Compensation Plan is incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No.
         33-507), Post-Effective Amendment No. 23 as filed with the SEC on April
         19, 1996.
(9)      Form of Custodian Agreement with Investors Bank & Trust Company is incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File 33-507), Post Effective Amendment No. 26 as filed with the SEC on December 26, 1996.

(10)     (a) Brokerage Enhancement Plan is incorporated herein by reference to
             Registrant's Registration Statement on Form N-1A (File 33-507), Post
             Effective Amendment No. 53 as filed with the SEC on August 16, 2002.
         (b) Distribution Plan is incorporated herein by reference to Registrant's
             Registration Statement on Form N-1A (File 33-507), Post Effective
             Amendment No. 29 as filed with the SEC on June 30, 1997.
         (c) Expense Limitation Agreement is incorporated herein by reference to Registrant's Initial Registration Statement on Form N-14 (File No.
             333-102707) as filed with the SEC on February 27, 2003.
(11)     Opinion of Counsel is filed herewith.
(12)     Opinion and Consent of Counsel supporting tax matters and consequences
         (to be filed by amendment).
(13) Administrative Services Agreement is incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File 33-507), Post
         Effective Amendment No. 26 as filed with the SEC on December 26, 1996.
(14)     Consent of Independent Certified Public Accountants is filed herewith.
(15)     Not Applicable
(16) Powers of Attorney for the Registrant are incorporated herein by reference to Registrant's Initial Registration Statement on Form N-14
         (File No. 333-102707) as filed with the SEC on February 27, 2003.
(17)     (a) Form of Voting Instruction Form is incorporated herein by reference to Registrant's Initial Registration Statement on Form N-14 (File
             No. 333-102707) as filed with the SEC on February 27, 2003.
         (b) The Registrant's Annual Report, dated December 31, 2001, and
             Semi-Annual Report Dated June 30, 2002, are incorporated herein by reference.


Item 17.                     Undertakings
--------                     ------------

1. The undersigned registrant agrees that prior to any public reoffering of the securities registered through the use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act 17 CFR 230.145(c), the reoffering prospectus will contain the information called for by the applicable registration form for reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
2. The undersigned registrant agrees that every prospectus that is filed under paragraph (1) above will be filed as a part of an amendment to the registration statement and will not be used until the amendment is effective and that, in determining any liability under the 1933 Act, each post-effective amendment shall be deemed to be a new registration statement for the securities offered therein; and the offering of the securities at that time shall be deemed to be the initial bona fide offering of them.
3. The undersigned registrant undertakes to file a post-effective amendment to this registration statement upon the closing of the Reorganization described in this registration statement that contains an opinion of counsel supporting the tax matters discussed in this registration statement.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form N-14A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg and State of Florida on the 26th day of February, 2003.


                           AEGON/Transamerica Series Fund, Inc.



                           By: /s/ Brian C. Scott
                              -------------------------------------
                              Brian C. Scott*
                              President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


      Signature                                    Title                            Date
      ---------                                    -----                            ----
/s/ Brian C. Scott                  President and Chief Executive Officer      February 26, 2003
Brian C. Scott*

/s/ John R. Kenney                          Director and Chairman              February 26, 2003
John R. Kenney*

/s/ Peter R. Brown                       Director and Vice Chairman            February 26, 2003
Peter R. Brown*

/s/ Daniel Calabria                               Director                     February 26, 2003
Daniel Calabria*

/s/ Janice B. Case                                Director                     February 26, 2003
Janice B. Case*

/s/ Charles C. Harris                             Director                     February 26, 2003
Charles C. Harris*

/s/ Leo J. Hill                                   Director                     February 26, 2003
Leo J. Hill*

/s/ Larry N. Norman                               Director                     February 26, 2003
Larry N. Norman*

William W. Short                                  Director                     February 26, 2003
William W. Short, Jr.*


/s/ John C. Carter
* John C. Carter
as Attorney in Fact

                                  EXHIBIT INDEX

(11)                  Opinion of Counsel
(14)                  Consent of Independent Certified Public Accountants